EXHIBIT 5.1

July 18, 2018

The Board of Directors

Bank of the James Financial Group, Inc.

828 Main St.

Lynchburg, Virginia 24504

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Bank of the James Financial Group, Inc. a Virginia corporation (the “Corporation”) in connection with the filing by the Corporation of the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the offering of up to 500,000 shares (the “Shares”) of common stock, $2.14 par value per share (the “Common Stock”) 250,000 of which are issuable in accordance with the Bank of the James 2018 Equity Incentive Plan (the “Incentive Plan”) and 250,000 of which are issuable in accordance with the Bank of the James 2018 Employee Stock Purchase Plan (the “ESP Plan”), each as approved by the Board of Directors of the Corporation (the “Board”) on March 20, 2018, subject to stockholder approval, which was obtained on May 15, 2018. The ESP Plan and the Incentive Plan may be referred to herein collectively as the “Plans,” and each as a “Plan.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined corporate records, certificates of public officials, and other documents and records as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

For purposes of this opinion, we have relied without any independent verification upon factual information supplied to us by the Corporation and on factual information included in the corporation’s filings with the Commission. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentences was given or filed and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosure necessary to prevent such information from being misleading.

Based on the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that following the effectiveness of the Registration Statement, the Shares of the corporation, when issued in accordance with the terms and conditions of the applicable Plan, will be legally issued, fully paid and non-assessable.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date of this letter, and we do not undertake by delivery of this opinion or otherwise to advise you of any change in any matter set forth herein, whether based on a change in law (whether by legislative action, judicial decision, administrative decision or otherwise) or a change in any fact arising subsequent to the date hereof that might affect any of the opinions expressed herein.

This opinion is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose.

This opinion is being rendered to be effective as of the effective date of the Registration Statement, and we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Woods Rogers PLC